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As filed with the Securities and Exchange Commission on October 1, 2004.

Registration No. 333-115778

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

New York & Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5621 (Primary standard industrial classification code number)	33-1031445 (I.R.S. employer identification number)

450 West 33rd Street
5th Floor
New York, New York 10001
(212) 884-2000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Richard P. Crystal
Chairman, Chief Executive Officer and President
450 West 33rd Street
5th Floor
New York, New York 10001
(212) 884-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Vincent J. Pisano, Esq. Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, New York 10022 (212) 446-4800	Marc D. Jaffe, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022-4834 (212) 906-1200

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This amendment is being filed solely to file certain exhibits. No changes have been made to Part I of the Registration Statement or other sections of Part II. Accordingly, they have been omitted.

PART II.    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.†
3.1	Form of Restated Certificate of Incorporation.†
3.2	Form of Amended and Restated Bylaws.**
4.1	Specimen common stock certificate.**
5.1	Opinion and Consent of Kirkland & Ellis LLP.†
9.1	Stockholders Agreement by and among New York & Company, Inc. and the stockholders party thereto dated August 25, 2004.**
10.1	Second Amended and Restated Employment Agreement between New York & Company, Inc. and Richard P. Crystal dated August 25, 2004.**
10.2	Second Amended and Restated Employment Agreement between New York & Company, Inc. and Ronald W. Ristau dated August 25, 2004.**
10.3	Employment Letter, dated as of June 28, 2004, between New York & Company, Inc. and Robert J. Luzzi.**
10.4	Employment Letter, dated as of July 1, 2004, between New York & Company, Inc. and Charlotte L. Neuville.**
10.5	Employment Letter, dated as of June 29, 2004, between New York & Company, Inc. and Steven M. Newman.**
10.6	Transition Services Agreement by and between Lerner New York Holdings, Inc. and Limited Brands, Inc., dated as of November 27, 2002.**
10.7
Amended and Restated Loan and Security Agreement by and among Lerner New York, Inc., Lernco, Inc., Congress Financial Corporation, Wachovia Bank, N.A., the CIT Group/Business Credit, Inc. and the other Lenders named therein, dated March 16, 2004.**
10.8
First Amendment to Amended and Restated Loan and Security Agreement by and among Lerner New York, Inc., Lernco, Inc., Congress Financial Corporation, the CIT Group/Business Credit Inc. and the other Lenders named therein, dated as of May 19, 2004.**
10.9	Form of Amended and Restated 2002 Stock Option Plan to become effective immediately prior to the consummation of this offering.**

21.1	Subsidiaries of the Registrant.**
23.1	Consent of Ernst & Young LLP, Registered Public Accounting Firm.**
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).†
24.1	Power of Attorney.**
24.2	Power of Attorney for Richard L. Perkal.**

†
Filed herewith.

*
To be filed by amendment.

**
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on September 30, 2004.

NEW YORK & COMPANY, INC.
By: /s/ RONALD W. RISTAU
Name:	Ronald W. Ristau
Title:	Chief Operating Officer and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD P. CRYSTAL Richard P. Crystal	Chairman, President and Chief Executive Officer (Principal executive officer)	September 30, 2004
/s/ RONALD W. RISTAU Ronald W. Ristau	Chief Operating Officer and Chief Financial Officer (Principal financial officer and principal accounting officer)	September 30, 2004
/s/ BODIL M. ARLANDER* Bodil M. Arlander	Director	September 30, 2004
/s/ PHILIP M. CARPENTER III* Philip M. Carpenter III	Director	September 30, 2004
/s/ JOHN D. HOWARD* John D. Howard	Director	September 30, 2004
/s/ RICHARD L. PERKAL* Richard L. Perkal	Director	September 30, 2004
/s/ M. KATHERINE DWYER* M. Katherine Dwyer	Director	September 30, 2004
/s/ DAVID H. EDWAB* David H. Edwab	Director	September 30, 2004
/s/ ARTHUR E. REINER* Arthur E. Reiner	Director	September 30, 2004

*/s/ RONALD W. RISTAU Ronald W. Ristau, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No	Description
1.1	Form of Underwriting Agreement.†
3.1	Form of Restated Certificate of Incorporation.†
3.2	Form of Amended and Restated Bylaws.**
4.1	Specimen common stock certificate.**
5.1	Opinion and Consent of Kirkland & Ellis LLP.†
9.1	Stockholders Agreement by and among New York & Company, Inc. and the stockholders party thereto dated August 25, 2004.**
10.1	Second Amended and Restated Employment Agreement between New York & Company, Inc. and Richard P. Crystal, dated August 25, 2004.**
10.2	Second Amended and Restated Employment Agreement between New York & Company, Inc. and Ronald W. Ristau, dated August 25, 2004.**
10.3	Employment Letter, dated as of June 28, 2004, between New York & Company, Inc. and Robert J. Luzzi.**
10.4	Employment Letter, dated as of July 1, 2004, between New York & Company, Inc. and Charlotte L. Neuville.**
10.5	Employment Letter, dated as of June 29, 2004, between New York & Company, Inc. and Steven M. Newman.**
10.6	Transition Services Agreement by and between Lerner New York Holdings, Inc. and Limited Brands, Inc., dated as of November 27, 2002.**
10.7
Amended and Restated Loan and Security Agreement by and among Lerner New York, Inc., Lernco, Inc., Congress Financial Corporation, Wachovia Bank, N.A., the CIT Group/Business Credit, Inc. and the other Lenders named therein, dated March 16, 2004.**
10.8
First Amendment to Amended and Restated Loan and Security Agreement by and among Lerner New York, Inc., Lernco, Inc., Congress Financial Corporation, the CIT Group/Business Credit Inc. and the other Lenders named therein, dated as of May 19, 2004.**
10.9	Form of Amended and Restated 2002 Stock Option Plan to become effective immediately prior to the consummation of this offering.**
21.1	Subsidiaries of the Registrant.**
23.1	Consent of Ernst & Young LLP, Registered Public Accounting Firm.**
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).†
24.1	Power of Attorney.**
24.2	Power of Attorney of Richard L. Perkal.**

†
Filed herewith.

*
To be filed by amendment.

**
Previously filed.

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EXPLANATORY NOTE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX